As filed with the Securities and Exchange Commission on April 29, 2005
                                                    Registration No. 333-
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             U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             Form S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       LIONS PETROLEUM INC.
   (Name of small business issuer as Specified in its Charter)


         Delaware                                  N/A
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(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)

600 17th Street, Suite 2800 South, Denver, Colorado  80202, U.S.A.
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(Address of Principal Executive Offices)                  (Zip Code)

Lions Petroleum Inc. 2005 Stock Incentive Plan for Employees and Consultants
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                     (Full title of the plan)

                     Dale Paulson, President
                600 17th Street, Suite 2800 South
                 Denver, Colorado, 80202, U.S.A.
                    Telephone: (720) 359-1604
    (Name, address and telephone number of agent for service)


                  CALCULATION OF REGISTRATION FEE
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                              Proposed         Proposed
Title of                      Maximum          Maximum
Securities     Amount         Offering         Aggregate   Amount of
to be          to be          Price            Offering    Registration
Registered     Registered     Per Share (1)    Price       Fee
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Common Stock    5,000,000     $ 0.63           $3,150,000  $ 370.75
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(1) Estimated for the purpose of calculating the registration fee pursuant to
    Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and ask price as of April 25, 2005.

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                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission (the "SEC") and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed with the SEC by Lions Petroleum Inc., (the "Lions"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this registration statement:

(i) Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, filed March 17, 2005;

(ii) Quarterly Report on Form 10-QSB for the period ended December 31, 2004, filed April 5, 2005;

(iii) Current Report on Form 8-K, dated February 23, 2005, filed February 24, 2005; and

(iv) The description of the common stock, par value $.0001, is contained in the issuer's registration statement under Part I, Item 8, on Form 10-SB, filed on April 11, 2000.

In addition, all documents that Lions subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the SEC of a post-effective amendment to this registration statement that
(1) indicates that all shares of common stock registered on this registration statement have been sold or (2) affects the deregistration of the balance of such shares then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be part of this registration statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Lions is not aware of any expert or legal counsel named in this registration statement who will receive a direct or indirect substantial interest in the offering. The validity of the common stock registered in this registration statement has been passed upon by Cindy Shy, P.C. and that opinion is attached as an exhibit to this registration statement.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Delaware law and our Bylaws, we may indemnify any and all of our officers, directors, employees or agents, or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them in connection with the defense of any legal proceeding or threatened legal proceeding. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. This

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


right of indemnification shall not be exclusive of other rights the individual is entitled to as a matter of law or otherwise.

Our bylaws provide that officer and directors may receive advances for expenses if the individual provides a written affirmation of his good faith belief that he has met the appropriate standards of conduct he will repay the advance if he is judged not to have met the standard of conduct and the board of directors approves the advance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Lions pursuant to the foregoing provisions, or otherwise, Lions has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

No.   Description
------------------

4.1   Lions Petroleum Inc. 2005 Stock Incentive Plan for Employees and
      Consultants
5.1   Opinion of Cindy Shy, P.C.
23.1  Consent of Dohan and Company, CPA's, P.A.
23.2  Consent of Cindy Shy, P.C. (Included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS

Lions hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (a) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (b) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

(2) That, for purposes of determining any liability under the Securities Act, each filing of Lions' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Lions pursuant to the foregoing provisions, or otherwise, Lions has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Lions of expenses incurred or paid by a director, officer or controlling person of Lions in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Lions will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 29, 2005.

                                 LIONS PETROLEUM INC.



                                     /s/ Dale M. Paulson
                                By: ________________________________________
                                     Dale M. Paulson, President


Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                                     /s/ Dale M. Paulson
Date: April 29, 2005                ________________________________________
                                    Dale M. Paulson
                                    President and Director


                                     /s/ Gordon L. Wiltse
Date: April 29, 2005                ______________________________________
                                    Gordon L. Wiltse
                                    Chief Financial Officer, Secretary and
                                    Director






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